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Exhibit 10.32

(SYKES(SM) LOGO)

                       INDEPENDENT SUBCONTRACTOR AGREEMENT

          THIS AGREEMENT is made by and between Sykes Enterprises, Incorporated ("Sykes"), a Florida corporation, with offices at 400 North Ashley Drive, Tampa, Florida 33602 and Gerry L. Rogers ("Subcontractor"), with offices at
_________________________________________________________________.

          WHEREAS, the parties wish to enter into an agreement whereby Subcontractor will provide services to Sykes as an independent contractor.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. SERVICES. Subcontractor will provide all services under this Agreement as an independent contractor. Sykes may retain Subcontractor to provide services on a project-by-project basis as assigned by the President and COO. Subcontractor will perform all services necessary to complete each project assigned to him/her in a professional manner, including performing those duties customarily performed by one providing similar services. Subcontractor will accept only that work which Subcontractor is qualified and able to perform. Wherever practicable, the specific requirements and terms of each work project shall be set forth in writing on a work order or statement of work signed by both parties.

2. STANDARDS. All services provided by Subcontractor will be under his/her own direction and control. Subcontractor will perform services in accordance with the standards and parameters established by Sykes, including, but not limited to, the time for completing each project, the format of the product produced or services performed, and the standards of quality set by Sykes. Subcontractor will perform all work hereunder in accordance with the highest applicable standards for the relevant industry. All services will be performed to the satisfaction of Sykes and its clients.

3.   RESPONSIBILITIES.

          a. Subcontractor shall comply with all of Sykes' and Sykes' clients' rules, procedures and policies relating to or affecting the services to be provided hereunder (including clients' standards of quality). Subcontractor will comply with clients' rules and policies with respect to security of and access to clients' premises and telephone and electronic mail facilities.

          b. In its performance of this Agreement, Subcontractor will comply with all applicable federal, state and local laws.

          c. Subcontractor will maintain in effect during the term of this Agreement any and all federal, state and local licenses and permits that may be required.

4. INVOICING. Subcontractor will be paid a retained fee of Ten Thousand Dollars ($10,000.00) per month for which Subcontractor will perform 100 hours of work, as mutually agreed between the parties. Any hours of work above 100 hours per month will first be approved by the President and COO, and will be billed by Subcontractor at the rate of one hundred dollars ($100.00) per hour worked. Subject to the satisfactory completion of the services, as determined by Sykes in its reasonable discretion, Sykes will pay Subcontractor within thirty (30) days following receipt of invoice, less any portion thereof in dispute. In the event of any disputed invoice (including disputes over whether work was performed in a satisfactory manner), Sykes and Subcontractor agree to negotiate in good faith toward a quick resolution of the dispute and payment of the mutually agreed upon amount. If the parties cannot resolve their payment dispute within ninety
     (90) days from the date Subcontractor presents the invoice to Sykes, such dispute shall be referred to binding arbitration in accordance with Section 14 below.


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5.   NON-SOLICITATION. During the term of this Agreement and through March 5,
     2006, Subcontractor covenants and agrees not to directly or indirectly solicit business from any client of Sykes, or solicit the services of any employee of Sykes who was providing services or work to Sykes or to any client of Sykes.

6.   OWNERSHIP OF MATERIALS.

          a. All materials provided to Subcontractor by Sykes or Sykes' clients, or produced by Subcontractor for Sykes or Sykes' clients, including, but not limited to, all information and materials relating to products, services, customers, business methods, strategies and practices, internal operations, pricing and billing, financial data, costs, personnel information, customer and supplier contacts, sales lists, technology, software, computer programs, computer systems, inventions, developments, trade secrets of every kind, information designated by Sykes or any of its clients as confidential and all other information or documents that might reasonably be deemed confidential, shall belong exclusively to and remain the property of Sykes or Sykes' clients, as the case may be. All materials and property of Sykes must be returned to Sykes upon completion of the assignment or project or termination of this Agreement. All materials and property of Sykes' client must be returned to such client upon completion of the assignment or project for such client.

          b. Subcontractor hereby irrevocably transfers and assigns to Sykes or Sykes' designee any and all of his/her right, title, and interest in and to all work product, inventions, discoveries and materials produced in connection with this Agreement, including, but not limited to, all copyrights, patent rights, trade secrets and trademarks in such work product and materials. Subcontractor agrees: (a) to promptly disclose in writing to Sykes all work product, inventions, discoveries and materials developed or conceived by Subcontractor in performing services hereunder; (b) to cooperate with and assist Sykes or its clients in applying for, and to execute any applications or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection; and (c) to otherwise treat all work product, inventions, discoveries and materials as confidential. Subcontractor's obligations under this section shall survive any termination of this Agreement.

7. CONFIDENTIALITY. Subcontractor will, during the course of providing services to Sykes, have access to and acquire knowledge from material, data, systems and other information of or with respect to Sykes and any of its clients which may not be accessible or known to the general public, including information concerning its hardware, software, business plans or opportunities, business strategies, finances or employees and third-party proprietary or confidential information that Sykes or its clients treat as confidential. Any knowledge, material, or information acquired while performing services for Sykes shall not be used, published or divulged by Subcontractor in connection with any services rendered by Subcontractor to any other person, firm or company, or in any advertising or promotion regarding Subcontractor or his/her services, or in any other manner or connection whatsoever without first having obtained the written permission of Sykes, which permission Sykes may withhold in its sole discretion. Subcontractor shall not disclose the terms and conditions of this Agreement to any third party, including other independent contractors or employees working for Sykes.

8. COVENANT NOT-TO-COMPETE. During the term of this Agreement and through March 5, 2006, Subcontractor shall not, directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise, own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as or similar to the business being conducted by Sykes. In the event any of the provisions of this paragraph 8 are determined to be invalid by reason of their scope or duration, this paragraph 8 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this paragraph 8, Sykes shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law. Because of the worldwide nature of Sykes' business activities, the parties agree that the reasonable scope of this Covenant Not-to-Compete is worldwide.

9. INDEPENDENT CONTRACTOR. Subcontractor will perform services as an independent contractor and not as an employee of Sykes. Sykes will not withhold any amount for taxes, and will provide Subcontractor with a Form 1099 in January of each year indicating compensation paid over the previous year. Subcontractor will pay and accepts full responsibility for payment of any and all federal, state, and local taxes (including FICA and FUTA), penalties and interest that may be lawfully due to any government unit, and to indemnify and hold Sykes


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     harmless from any liability from the non-payment of taxes, penalties, and interest due from any other party to any governmental unit. Subcontractor represents and warrants that he/she meets all requirements of Section 1706 of the Tax Reform Act of 1986, as amended. Subcontractor acknowledges that he/she is not covered by Sykes for any form of worker's compensation insurance coverage, unemployment compensation insurance coverage, compensation provided under federal, state, or local compulsion or compulsory legislation which affects contractors and employers, or insurance for injury, sickness or retirement, whether in the form of Social Security or otherwise as a result of providing services to Sykes. Subcontractor waives all such claims relating to the items in this section. In no event shall Subcontractor be deemed to be the agent or legal representative of Sykes, and Subcontractor shall have no authority to assume or create any obligations, or make any representations, on behalf of Sykes. All activities and work performed by Subcontractor under this Agreement shall be at its own risk.

10. NO BENEFITS. Subcontractor agrees and acknowledges that he/she is not entitled to any of the benefits made available to employees of Sykes or Sykes' clients. Subcontractor waives, discharges and releases any claim for any benefit offered to the employees of Sykes or Sykes' clients. Subcontractor understands and agrees that this specifically includes, but is not limited to, pension coverage or benefits, savings and investment plan benefits, employee stock option participation, holiday pay, separation pay, or any other benefit of any type or description. In the event Subcontractor is retroactively determined by a court or administrative agency to be an employee of Sykes, Subcontractor shall continue to be classified as a leased employee or contract employee for purposes of all Sykes benefit plans and, notwithstanding such determination, shall not be eligible to participate in Sykes benefit plans.

11.  INSURANCE.

          a. Subcontractor shall maintain, at its sole cost and expense, commercial general liability and automobile liability insurance with limits of liability acceptable to Sykes.

          b. Subcontractor shall provide Sykes with properly executed certificates of insurance prior to commencement of performance of this Agreement and shall provide Sykes with at least thirty (30) days' prior written notice of any reduction or cancellation of the above insurance coverage.

12. INDEMNIFICATION. Subcontractor shall indemnify, defend and hold harmless Sykes and its clients and all of their respective directors, officers, employees, agents, successors and assigns, from and against all claims, demands, actions, suits, judgments, losses, damages, costs and expenses, including court costs and reasonable attorneys' fees, incurred as a result of any of the following: (i) breach of or failure to perform any obligation, provision or condition of Subcontractor contained in this Agreement, (ii) Subcontractor's failure to comply with any applicable laws, regulations or orders, (iii) any negligent act or omission or intentional misconduct on the part of Subcontractor or his/her employees, (iv) the termination of Subcontractor under this Agreement or any project or assignment, (v) the alleged existence of any employer/employee relationship between Subcontractor and Sykes or its clients, (vi) any direct claim for workers' compensation benefits asserted against Sykes or its clients by Subcontractor or any employee thereof, and (vii) any claim or action that the services or products provided by Subcontractor under this Agreement infringe the patent, copyright, trademark, trade secret or other intellectual or proprietary right of a third party.

13. TERM; TERMINATION. The term of this Agreement shall be for one (1) year, beginning August 2, 2004. Either party may terminate this Agreement at any time, with or without cause, upon at least sixty (60) days' prior written notice to the other party. Sykes may terminate this Agreement immediately upon a material breach by Subcontractor.

14. ARBITRATION. Both parties agree that any action under this Agreement shall be submitted to arbitration administered by the American Arbitration Association (AAA) before a sole arbitrator in accordance with AAA's then-existing Commercial Arbitration Rules. The arbitrator shall be selected by AAA from a list of approved arbitrators for disputes of the type presented. The site of any arbitration shall be Hillsborough County, Florida, unless otherwise agreed by the parties in writing. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will not decide as amiable compositeur. The prevailing party will be awarded its costs, including legal fees, incurred in connection with the arbitration, and the arbitration proceedings will be confidential and will not be discussed by the parties or the arbitrator with third parties, with the exception of lawyers, consultants, and others engaged to assist the parties in the arbitration. All documents and other evidence exchanged in the arbitration and any copies thereof


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     will be returned by the arbitrator and the other party to the party producing such documents or other evidence promptly after the final conclusion of any arbitration by award, stipulation, or continuance.

15.  MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of law principles.

          b. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the other party's prior written consent, which shall not be unreasonably withheld or delayed.

          c. SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable, void, invalid or unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and, as so modified, this Agreement shall remain in full force and effect.

          d. NO WAIVER. Failure by either party to exercise any rights contained in this Agreement shall not be construed as a waiver of such rights.

          e. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

          f. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties, supersedes any prior understandings relating to the subject matter hereof, and may be amended or supplemented only in a written agreement signed by both parties.

          g. SECTION HEADINGS. Section headings are provided for convenience only. They do not modify or affect the meaning of any provision herein and will not serve as a basis for interpretation or construction of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates written below.

SYKES ENTERPRISES, INCORPORATED         SUBCONTRACTOR


Signature: /s/ James T. Holder          Signature: /s/ Gerry L. Rogers
           --------------------------              -----------------------------
Name: James T. Holder                   Name: Gerry L. Rogers
Title: Vice President                   Title: Principal Consultant
Date: July 27, 2004                     Date: July 27, 2004


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